As filed with the Securities and Exchange Commission on September 27, 1996
                                                        Registration No.
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                -----------------

                                    FORM S-3

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                -----------------

                           INNOVIR LABORATORIES, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                                             13-3536290
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                              Identification No.)

                              510 East 73rd Street
                            New York, New York 10021
                                 (212) 249-4703
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                 ---------------

                              DR. ALLAN R. GOLDBERG
                           Innovir Laboratories, Inc.
                              510 East 73rd Street
                            New York, New York 10021
                                 (212) 249-4703
 (Name, address, including zip code and telephone number, including area code, of agent for service)

                                 ---------------

                                    Copy to:

                            MERRILL M. KRAINES, ESQ.
                           Fulbright & Jaworski L.L.P.
                                666 Fifth Avenue
                            New York, New York 10103
                                 (212) 318-3000

      Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________________

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
[  ] __________________

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

- ---------------------------------------------------------------------------------------------------
                                 CALCULATION OF REGISTRATION FEE
- ---------------------------------------------------------------------------------------------------
Title of each class                      Proposed Maximum    Proposed Maximum
of securities to be    Amount to be     Offering Price Per  Aggregate Offering      Amount of
    registered          registered         Security (1)         Price (1)        Registration Fee
- ---------------------------------------------------------------------------------------------------
Common Stock, $.013     12,465,437            $1.45            $18,074,884            $6,233
par value per share
===================================================================================================

(1) Pursuant to Rule 457(c), the maximum offering price per security and maximum aggregate offering price of the Common Stock have been calculated on the basis of the average of the high and low sale prices of the Common Stock, as reported by the Nasdaq SmallCap Market on September 23, 1996.

                                 ---------------

      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

================================================================================

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration of qualification under the securities laws of any such state.

                 Subject To Completion, Dated September 27, 1996

                        12,465,437 shares of Common Stock


                           INNOVIR LABORATORIES, INC.

      This Prospectus relates to the resale of 12,465,437 shares (the "Shares") of common stock, $.013 par value per share ("Common Stock"), of Innovir Laboratories, Inc. (the "Company") from time to time for the account of certain securityholders of the Company (the "Selling Securityholders"). Of such shares, 8,000,000 are issuable upon the exercise of certain warrants and unit purchase options issued to The Aries Fund, A Cayman Island Trust, and The Aries Domestic Fund, L.P.; 2,500 shares of Common Stock are subject to warrants issued to a certain financing source; and 439,636 shares of Common Stock are subject to warrants issued to certain consultants and their designees. See "Selling Securityholders".

      The distribution of the Common Stock by the Selling Securityholders may be effected from time to time in one or more transactions for their own accounts (which may include block transactions) on the Nasdaq SmallCap Market ("Nasdaq"), or on any exchange on which the Common Stock may then be listed in negotiated transactions, through the writing of options on shares (whether such options are listed on an options exchange or otherwise), or a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Securityholders may effect such transactions by selling Common Stock to or through broker-dealers, including broker-dealers who may act as underwriters, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Securityholders or the purchasers of Common Stock for whom such broker-dealers may act as agent or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). The Selling Securityholders may also sell Common Stock pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended (the "Act"), or may pledge Common Stock as collateral for margin accounts and such shares of Common Stock could be resold pursuant to the terms of such accounts. The Selling Securityholders, including Meyers Pollock Robbins Inc. and Swartz Investments, L.L.C., and any other participating brokers and dealers may be deemed to be "underwriters" as defined in the Act. See "Selling Securityholders" and "Plan of Distribution."

      The Common Stock of the Company is traded on Nasdaq under the symbol "INVR." The last sale price for the Common Stock, as reported on Nasdaq on September 23, 1996, was $1.47.

      None of the proceeds from the sale of the Common Stock by the Selling Securityholders will be received by the Company. The Company has agreed to bear all expenses, other than selling commissions and fees, in connection with the registration and sale of the Common Stock being offered by the Selling Securityholders. See "Plan of Distribution."

      See "Risk Factors," which appear on page 7 of this Prospectus, for certain considerations relevant to an investment in the securities offered hereby.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

             The date of this Prospectus is                , 1996

      No person is authorized in connection with the offering made hereby to give any information or to make any representation not contained or incorporated by reference in this Prospectus or a supplement to this Prospectus, and any information or representation not contained or incorporated herein or in a supplement to this Prospectus must not be relied upon as having been authorized by the Company or the Selling Securityholders. This Prospectus or any supplement to this Prospectus does not constitute an offer to sell or a solicitation of an offer to buy by any person in any jurisdiction in which it is unlawful for such person to make such offer or solicitation. Neither the delivery of this Prospectus or a supplement to this Prospectus at any time nor any sale made hereunder or thereunder shall under any circumstance imply that the information contained herein is correct as of any date subsequent to its date.

                                ---------------

                             AVAILABLE INFORMATION

      The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices located at 75 Park Place, New York, New York 10007, and at 500 West Madison Street, Northwestern Atrium Center, Suite 1400, Chicago, Illinois 60661-2511. Copies of these materials can also be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The Company's securities are listed on Nasdaq, and copies of these materials and other information concerning the Company may also be obtained through The Nasdaq Stock Market, Inc., 1735 K Street, N.W., Washington, D.C. 20006. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission (http://www.sec.gov).

      The Company has filed with the Commission a Registration Statement on Form S-3 under the Act, with respect to the securities offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to the Company and the securities offered hereby, reference is made to the Registration Statement, exhibits and schedules.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The following documents heretofore filed by the Company with the Commission (File No. 0-21972) pursuant to the Exchange Act are incorporated by reference in this Prospectus:

      (1)   Current Report on Form 8-K as filed on September 18, 1996;

      (2) Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1996;

      (3) Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1996;

      (4) Quarterly Report on Form 10-Q for the quarterly period ended December 31, 1995;

      (5) Annual Report on Form 10-K for the fiscal year ended September 30, 1995; and

      (6) Registration Statement on Form 8-A as filed on June 22, 1993 and amended on July 21, 1993 and August 3, 1993.

      All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Common Stock hereunder shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents. The Company will provide a copy of any or all of such documents (exclusive of exhibits unless such exhibits are specifically incorporated by reference herein), without charge, to each person to whom this Prospectus is delivered, upon written or oral request to: Innovir Laboratories, Inc., 510 E. 73rd Street, New York, New York 10021, Attention:
Mr. Gary Pokrassa (telephone: (212) 249-4703).

      Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                                   THE COMPANY

      The following summary is qualified in its entirety by the more detailed information and financial data appearing elsewhere or incorporated by reference in this Prospectus. Investors should carefully consider the information set forth under the heading "Risk Factors."

      Innovir Laboratories, Inc. (the "Company") is a biotechnology company engaged in the research and development of a new class of biopharmaceutical therapeutic agents for the treatment of a wide array of human diseases. The Company believes that this new class of therapeutic agents, based upon the Company's proprietary core technology, has the potential to be cost-effective and highly specific to designated disease targets.

      The Company's core technology is based upon the development of its proprietary External Guide Sequence ("EGS") technology to direct a cellular ribozyme to disease-causing RNA, so that the ribozyme will cleave the RNA and thus render it inactive. An EGS is a small RNA segment that binds to the disease-causing RNA to create a structure resembling a type of RNA naturally cleaved by a specific ribozyme in cells. This cellular ribozyme, called RNase P, has been harnessed to cleave such newly formed structures, thereby destroying the disease-causing RNA molecules before they can be used to create disease-causing proteins. The Company's EGS technology is based upon Nobel Prize-winning research by Sidney Altman, Ph.D., Sterling Professor of Biology at Yale University. The Company has an exclusive worldwide license from Yale University to use the EGS technology, for which a United States Patent (No. 5,168,053) was issued in December 1992. Other related patent applications are pending or allowed.

      The Company believes that EGS technology may have application for a new category of therapeutics with the potential to treat a wide range of diseases of viral (e.g., hepatitis B and C virus, HTLV-I, HIV-I, human papillomavirus), genetic (e.g., certain cancers and leukemias), microbial and metabolic origins. The Company has chosen hepatitis B ("HBV") and bacterial infections caused by drug-resistant microorganisms as the primary targets of its development programs. These targets were chosen by the Company because each target has a defined clinical end-point which will enable the Company to determine objectively the clinical efficacy of its drugs, and each target has a well-defined, easily identified and accessible patient population in the United States. The Company has synthesized and tested several chemically substituted EGS compounds targeted against messenger ribonucleic acid ("mRNA") present in HBV-infected cells. On the basis of this work, the Company has selected several EGSs that showed efficacy, and such EGSs are being further characterized for the identification of a lead drug candidate. The Company has begun a series of animal studies to determine appropriate formulation of the drugs, biodistribution and efficacy.

      The Company does not anticipate that any of its proposed products will be available for commercial sale for several years, if at all. The Company's current capital will be insufficient to enable the Company to complete the development of any of its products. The Company will require additional capital to finance the completion of the development of its proposed products, including continuing research, and the rigorous testing, regulatory approval and marketing phases of its product development. The Company will seek to obtain additional funds from various sources, including additional public or private equity financings and collaborative or other arrangements with corporate partners, which may involve the licensing or spinning off of certain of the Company's technologies. There can be no assurance that any such financing can be obtained on terms satisfactory to the Company, if at all. If additional funds are not obtained when needed, the Company will be required to curtail significantly its activities or even to cease operations.

      The Company's principal executive offices are located at 510 East 73rd Street, New York, New York 10021, and its telephone number is (212) 249-4703.

                                 THE OFFERING

Securities offered by the Selling
  Securityholders..........................   12,465,437 shares of Common Stock,
                                              including 8,442,136 shares
                                              issuable upon the exercise of
                                              warrants and unit purchase options
                                              held by various individuals and
                                              entities.

Common Stock to be outstanding
  after the offering.......................   11,432,753 shares (1)

Nasdaq symbol..............................   INVR

Risk Factors...............................   See "Risk Factors" for a
                                              discussion of certain factors to
                                              be considered by prospective
                                              investors.

- ----------
(1) Does not include (i) 16,342,189 shares issuable pursuant to the exercise of outstanding warrants and options, 8,442,136 shares of which are offered hereunder or (ii) 751,286 shares issuable upon the conversion of outstanding preferred stock, assuming certain conversion prices. See "Risk Factors - Adverse Consequences Associated with Substantial Shares of Common Stock Reserved for Issuance; Registration Rights."

                               RECENT DEVELOPMENTS

      The Company has been advised that, on June 21, 1996, A.R. Baron ("A.R. Baron"), the Company's principal market maker and the underwriter of the Company's initial public offering in August 1993, ceased its market-making operations and halted stock trading when it became unable to satisfy required capitalization levels. The Company has been further advised that A.R. Baron has filed for bankruptcy and continues to be the subject of certain SEC investigations relating to its past business activities. See "Risk Factors -- Loss of Principal Market Maker."

      On August 30, 1996, the Company and Yale University ("Yale") entered into an agreement to amend (the "Second Amendment") certain provisions of the License Agreement between the Company and Yale dated September 7, 1990, as amended October 21, 1994 (the "License Agreement"). Pursuant to the terms of the License Agreement, the Company has been granted the exclusive worldwide rights to Yale's External Guide Sequence technology. The Second Amendment provides for reductions in amounts of royalties paid to Yale by the Company by reducing the earned royalty rates from net sales, as defined, and from sublicense income, as defined. As consideration for Yale modifying these royalty obligations, the Company issued to Yale a warrant to purchase 500,000 shares of Common Stock at an exercise price equal to $1.50 per share, with an exercise date on or before August 31, 2006.

      On August 30, 1996, the Company completed a private placement with The Aries Fund, A Cayman Island Trust, and The Aries Domestic Fund, L.P. (collectively, the "Aries Funds"), two affiliated investment funds which specialize in the biotechnology industry. In exchange for an aggregate purchase price of $2,000,000, the Aries Funds received (i) 4,000,000 shares of Common Stock, (ii) warrants ("Class C Warrants") to purchase an additional 4,000,000 shares of Common Stock at an exercise price equal to $0.50 per share and (iii) unit purchase options to acquire, for an aggregate purchase price of $1,000,000, units consisting of an aggregate of 2,000,000 shares of Common Stock and Class C Warrants to purchase an additional 2,000,000 shares of Common Stock. See "Selling Securityholders."

      On September 5, 1996, in connection with the investment by the Aries Funds, Joseph E. Edelman and Michael S. Weiss were elected as members of the Company's Board of Directors. Mr. Edelman is affiliated with Paramount Capital Asset Management, Inc., and Mr. Weiss is affiliated with Paramount Capital, Inc. See "Selling Securityholders."

      On September 5, 1996, Michael S. Ostrach and Dr. Hugh D. Robertson resigned as members of the Company's Board of Directors.

     The Company has recently initiated the development of a proprietary delivery compound named InnoPhor(TM). InnoPhor(TM) and InnoPhor(TM)-like compounds are a family of analogs of natural molecules, whose structure is well understood, that are readily synthesized and relatively inexpensive and that effectively deliver EGS to cells in culture and to certain tissues in animals. In order for oligonucleotides such as EGSs to be used successfully as human therapeutics, highly efficient delivery procedures and/or compounds must be developed to facilitate the entry of such drugs into various tissues and organs. However, there can be no assurance that InnoPhor(TM) will be successfully developed as a delivery compound. The Company believes that its EGS and InnoPhor(TM) technologies may have significant applications in the treatment of bacterial infections caused by drug resistant microorganisms, including antibiotic-resistant microorganisms. Accordingly, the Company has begun conducting experiments intended to demonstrate that antibiotic resistance in bacteria can be overcome by the administration of appropriately designed EGS drug candidates administered via InnoPhor(TM). However, there can be no assurance that the Company will be able to develop such drug candidates.

      The Company has elected to discontinue its program regarding the treatment of promyelocytic leukemia ("APL"). The Company has become aware of other approaches for the treatment of APL that are at more advanced stages of commercialization and may be more cost-effective than the therapeutic under development by the Company. However, the Company's work to date in APL has provided the Company with additional knowledge with respect to the chemistry of EGS, which knowledge the Company believes will have important applications in the development of therapeutics for other diseases.

                                  RISK FACTORS

      This Prospectus contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Actual results could differ materially from those projected in the forward-looking statements as a result of certain of the risk factors set forth below and elsewhere in this Prospectus.

      An investment in the securities offered hereby involves a high degree of risk, and such securities should not be purchased by persons who cannot afford the loss of their entire investment. The following risk factors, in addition to other matters referred to elsewhere in this Prospectus, should be carefully considered in evaluating the Company and its business:

      Development Stage Company; Accumulated Deficit; Continuing Losses; Independent Accountant's Report. The Company is in the development stage and has generated no operating revenues. Since its formation in 1989, the Company has been principally engaged in organizational activities, research and development, licensing and patent activities and financing arrangements. All of the Company's proposed products are in the early stages of research and development, and the Company does not expect to have products commercially available for a number of years. The Company's operations are subject to numerous risks associated with development stage businesses, including, but not limited to, unforeseen problems, expenses, complications and delays frequently encountered in the early phases of research and development, rapidly changing technology, exhaustive regulatory scrutiny of such technology, difficulties in production and marketing and the highly competitive environment in the biotechnology and pharmaceutical industries. Many of these factors are beyond the Company's control. There can be no assurance that the Company's research and development efforts will be successful, that the Company will ever have commercially viable products or that the Company will achieve significant sales of any such products. At June 30, 1996, the Company had an accumulated deficit of $23,040,604, and losses have continued to date thus increasing the accumulated deficit. The Company does not anticipate generating any product revenues for a number of years, if ever, and will continue to incur losses as the Company increases expenditures for product development, research studies and patent activities. Since its inception, the Company has experienced negative cash flows from operations and expects such condition to continue for the foreseeable future. Accordingly, the independent accountant's report with respect to the Company's fiscal year 1995 financial statements contains an explanatory paragraph addressing the substantial doubt about the ability of the Company to continue as a going concern, and the Company anticipates that the independent accountant's report with respect to the Company's fiscal year 1996 financial statements will contain a similar paragraph.

      Significant Capital Requirements; Need for Additional Financing; Imminent Exhaustion of Funds. The development of biotechnology-based pharmaceutical products requires the commitment of significant capital. The Company will require additional capital to finance the completion of the development of its proposed products, including continuing research, and the rigorous testing, regulatory approval and marketing phases of its product development. The Company will seek to obtain additional funds from various sources, including additional public or private equity financings and collaborative or other arrangements with corporate partners, which may involve the licensing or spinning off of certain of the Company's technologies. There can be no assurance that any such financing can be obtained on terms satisfactory to the Company, if at all. If additional funds are not obtained when needed, the Company will be required to curtail significantly its activities or even to cease operations. At August 31, 1996, the Company's cash and cash equivalents equaled approximately $2,271,000. Based upon the current level of operations, and if the Company is unable to consummate additional financings, the Company will exhaust its cash and cash equivalents during December 1996. The Company has no established banking arrangements through which it can obtain debt financing. In addition, the Company has been named as a defendant in an action alleging that the Company wrongfully declined to honor the plaintiff's notice of conversion with respect to the C Preferred Stock held by the plaintiff. The plaintiff is seeking damages which the plaintiff alleges may be in excess of $1,000,000. While the Company believes that the litigation will ultimately be resolved without a materially adverse effect on the Company's business or financial position, no assurances can be given as to the ultimate outcome of or the costs in defending this litigation. Such costs and monetary damages awarded to the plaintiff, if any, would accelerate the exhaustion of the Company's cash and cash equivalents.

      Technological Uncertainty. The Company's product development programs are at a very early stage and are subject to the risks inherent in the development of products based on innovative technologies. The Company has demonstrated inhibition of HBV replication in cell cultures using different EGS drug candidates, and currently, the Company is testing efficacy of certain of these EGS drug candidates in animals. Even if the Company's animal trial results are favorable, there can be no assurance that its EGS technology will prove efficacious with respect to humans, that the Company's proposed products will not prove to have undesirable side effects, toxicity or other characteristics that may prevent or limit their commercial viability and use, that the Company will develop a safe and effective direct or viral vector delivery system, or that the Company will develop the means to stabilize its therapeutics safely and/or efficaciously. Moreover, there can be no assurance that the Company's proposed EGS products will be more effective or beneficial for its target diseases than other oligonucleotide-based therapeutics or other types of potentially effective treatments which are being developed by other companies. Several companies are testing products for the Company's target diseases that are at more advanced stages of development than the Company's proposed products.

      Dependence on Patents, Proprietary Technology and Licenses. The Company's success is dependent in large measure upon its ability to obtain patent protection for its products, to maintain confidentiality of its trade secrets and know-how and to operate without infringing upon the proprietary rights of third parties. To date, the Company licensed one United States Patent and four United States Patent applications from Yale University along with corresponding foreign applications, has obtained two United States Patents of its own and has twelve pending patent applications in the United States, and counterparts of certain of these applications pending or allowed in several foreign countries. There can be no assurance that any of the Company's other pending patent applications will be approved or that the Company will develop additional proprietary products that are patentable. There can be no assurance that any patents issued or licensed to the Company will provide the Company with any competitive advantages or that any of such patents will not be challenged by any third parties, or that patents issued to others will not have an adverse effect on the ability of the Company to conduct its business. Furthermore, because patent applications in the United States are maintained in secrecy until issue, and because publication of discoveries in scientific and patent literature often lags behind actual discoveries, the Company cannot be certain that it was the first, chronologically, to develop the inventions covered by each of its pending patent applications or that it was the first to file patent applications for such inventions. In the event that a third party also has filed a patent application for any of such third party's inventions, the Company may have to participate in interference proceedings declared by the U.S. Patent and Trademark Office to determine priority of invention, which could result in a denial of the Company's patent, and, even if the eventual outcome is favorable to the Company, substantial cost to the Company may be incurred. In addition, there can be no assurance that any patents which are issued to the Company will be held to be valid by a court of law reviewing any such patent. If patents are issued to other companies which contain claims which are competitive with, or conflict with, claims contained in the Company's patents or patent applications and those claims are held valid, the Company may need to license technology covered by such patents granted to others, and there can be no assurance that the Company will be able to obtain such licenses at a reasonable cost, if at all.

      U.S. Patent No. 4,987,071, called the "Cech Patent," claims the use of exogenously produced, or non-naturally occurring ribozymes. Corresponding European and Japanese patent applications have been allowed and are being opposed by the Company and other parties. The Cech Patent has been licensed to Ribozyme Pharmaceuticals, Inc. ("RPI") of Boulder, Colorado. The Company believes, based on the opinion of patent counsel, that the use of its EGS technology (U.S. Patent No. 5,168,053) and related applications, for which it has an exclusive license from Yale University, does not infringe the Cech Patent because external guide sequences are not ribozymes. It is possible, however, that an allegation could be made that the Company's other ribozyme-based technology could be deemed to infringe the Cech Patent, if the broadest claims of such Cech Patent were determined by a court of law to be valid. There can be no assurance that infringement proceedings will not be brought against the Company. One of the inventors of the technology covered by the Cech Patent, Dr. Thomas Cech, was the co-recipient of the

Nobel Prize in Chemistry in 1989 with Dr. Sidney Altman for their independent findings relating to ribozymes.

      To date, no infringement action has been instituted regarding any patent, and management is unaware of any intention of a party to file an action against the Company or patent licensor.

      Dependence on License. In 1990, the Company obtained rights with respect to certain patented technology entitled "External Guide Sequences for an RNA Enzyme," pursuant to a license granted to the Company by Yale University, and upon which its EGS technology is based. This license was subsequently amended in November 1994 and in August 1996. See "Recent Developments." The license may be terminated in the event that the Company fails to implement a plan directed at development and commercialization of products based on the licensed technology or if the Company fails to satisfy certain other contractual obligations. Upon termination, all of the Company's licensed rights would revert to Yale University. The termination of the license would have a material adverse effect on the business of the Company. Moreover, the Yale license requires payment by the Company of royalties and other fees upon successful commercialization of the Company's proposed products. If the Company fails to pay such fees in a timely manner it could be deemed to be in breach of the license.

      Competition and Technology Change. Certain domestic and foreign companies are also pursuing the development of ribozyme-based therapeutics, some of which may target the same diseases as the Company is targeting. Many of the Company's competitors (both those utilizing oligonucleotide-based therapeutic technologies and those utilizing other biotechnological or traditional drug development methods) have substantially greater capital resources, research and development staffs and facilities than the Company. In addition, many of these competitors have extensive experience in preclinical testing and human clinical trials of new drugs and in obtaining the regulatory approval of such drugs. These companies may develop and introduce products and processes competitive with or superior to those of the Company, and may represent significant long-term competition for the Company. For the success of certain of the Company's proposed products, an important factor may be the timing of market introduction of these competitive products. This timing will be based on the effectiveness with which the Company or the competition can complete drug development, clinical trials and other regulatory approval processes and supply quantities of these products to market. Competition among products approved for sale will be based on, among other things, product efficacy, safety, reliability, price, marketing capability and patent position.

      The field of biotechnology in which the Company is engaged has undergone rapid and significant technological changes. The Company expects that the technologies associated with its research and development will continue to evolve rapidly. There can be no assurance that the Company will be able to establish itself in such fields or, if established, that it will be able to maintain a viable competitive position. Further, there can be no assurance that the development by others of new or improved ribozyme-based processes or products or other novel therapeutic drugs will not make the Company's products and processes, if any, less competitive or obsolete.

      Government Regulation. The Company's manufacture and sale of its pharmaceutical products will be subject to regulation by government authorities in each jurisdiction where it intends to sell its products. In particular, new drug products for human health are subject to rigorous preclinical and clinical testing and other approval requirements by the Food and Drug Administration ("FDA") and by the comparable regulatory authorities of many foreign countries. Biological drugs are regulated more pervasively than non-biological drugs. The process for obtaining the required regulatory approvals from the FDA and other regulatory authorities takes many years and is very expensive. To date, the Company has limited experience in conducting and managing the preclinical and clinical testing necessary to obtain regulatory approvals and in manufacturing drugs for testing or commercial purposes. There can be no assurance that any product developed by the Company will not be subject to regulation as a biologic, nor that such product will meet all of the applicable standards to receive marketing approval. There also can be no assurance that any such approvals will be granted on a timely basis, if at all. Delays and costs incurred in obtaining these approvals could adversely affect the Company's ability to commercialize its products and its ability to generate sales revenue. Even if regulatory approval of a product is obtained, such approval may involve restrictions and limitations on the use of the product, and the product will continue to be subject to post-market review for compliance with applicable federal, state and foreign countries' laws and regulations.

      Dependence on Key Personnel; Possible Conflicts of Interest. The Company is dependent upon the services of Dr. Allan R. Goldberg, who serves as the Company's Chairman of the Board and Chief Executive Officer. The loss to the Company of the services of Dr. Goldberg would have a material adverse effect upon the Company. Dr. Goldberg's employment agreement with the Company, which was renewed in March 1996, expires March 31, 1998.

      The Company is also dependent on the part-time services of two key consultants, Dr. Sidney Altman, who is employed by Yale University, and Dr. Hugh
D. Robertson, who is employed by Cornell University and who also is Chairman of the Company's Science Advisory Board ("SAB") and a former director of the Company. The loss to the Company of the services of either Dr. Altman or Dr. Robertson would have a material adverse effect on the Company. Dr. Altman's consulting agreement, which was renewed in March 1994, expires in March 1998. Dr. Robertson's consulting agreement, which was renewed in March 1996, expires March 31, 2000.

      The Company's success also depends in large part on its ability to attract and retain other qualified scientific and management personnel. The Company faces competition for the services of such persons from other companies, academic institutions, government entities and other organizations. There can be no assurance that the Company will be successful in recruiting or retaining other personnel of the requisite caliber or in adequate numbers to enable it to conduct its business as proposed. Furthermore, the Company's expected expansion into activities requiring additional expertise in clinical testing, regulatory approval, manufacturing and marketing will place increased demands on the Company's resources and management skills.

      The Company's consultants and SAB members are employed by, or consult to, others; they are expected to devote only a portion of their time to the Company. In addition, such consultants and SAB members are not prohibited from having consulting or other advisory arrangements with other entities which may conflict or compete with their obligations to the Company.

      Legal Proceedings. The Company has been named as a defendant in an action captioned Mifal Klita v. Innovir Laboratories, Inc., Swartz Investments, LLC f/k/a Swartz Investments, Inc., and Registrar and Transfer Company, filed on February 28, 1996 in the Supreme Court of the State of New York in the County of New York, alleging that the Company wrongfully refused to honor the plaintiff's notice of conversion with respect to C Preferred Stock held by the plaintiff and seeking damages which the plaintiff-investor alleges may be in excess of $1,000,000. On February 1, 1996, the plaintiff, an investor in the Company's private placement of C Preferred Stock, delivered to the Company a notice (the "Notice of Conversion") requesting that the Company convert 60,000 shares of C Preferred Stock into 147,594 shares of Common Stock, based upon the five-day average closing bid price of the Common Stock immediately preceding the date of the Notice of Conversion; at the Fixed Conversion Price, the plaintiff's C Preferred Stock would be converted into 88,851 shares of Common Stock. The Company declined to comply with the Notice of Conversion on the grounds, among others, that the Company believed the plaintiff was seeking to deliver the shares of Common Stock to be obtained upon such conversion to cover a short position in direct violation of the subscription agreement with the Company executed by the plaintiff at the time he acquired the C Preferred Stock. On March 20, 1996, the Company and the plaintiff agreed that the Company would honor the Notice of Conversion and a second notice of conversion for the remaining 30,000 shares of C Preferred Stock held by the plaintiff and convert all 90,000 shares of C Preferred Stock into 192,557 shares of Common Stock, 54,000 shares of which would be held in escrow pending further agreement between the parties or a final adjudication of the plaintiff's claim. In accordance with the stipulation and order entered by the court, the Company delivered to the plaintiff 138,557 shares of Common Stock and delivered into escrow 54,000 shares of Common Stock. On April 10, 1996, the Company filed an answer to the plaintiff's complaint, denying liability, asserting affirmative defenses and asserting a counterclaim for damages suffered as a result of plaintiff's actions. On September 4, 1996, the court denied the plaintiffs motion for summary judgment. The Company intends to vigorously defend against the claims asserted against it. While the Company believes that the litigation will be resolved without a materially adverse effect on the Company's business or financial position, no assurances can be given as to the ultimate outcome of or the costs in defending this litigation.

      Potential Claims. Members of the SAB and certain consultants to the Company who have developed technology used by the Company are employees of universities, research hospitals or other institutions. The Company believes that such institutions have no claim to any of the Company's inventions, technology or future products. While no claim has been asserted by any such institution, there can be no assurance that such institutions will not assert claims to any or all of such inventions, technology or products or that if any such institution does successfully assert such rights, the Company, if it so desires, will be able to acquire the rights thereto from such institution at a commercially practical cost, if at all.

      Book Value Dilution. The historic net tangible book value per share of the Company at June 30, 1996 was $0.13. Persons who receive Common Stock pursuant to the exercise of their warrants at an exercise price which is higher than the historic net tangible book value will experience immediate and substantial dilution; this assumes conversion of all preferred stock then outstanding.

      Control by Principal Stockholders. As of September 23, 1996, The Aries Fund, A Cayman Island Trust, and The Aries Domestic Fund, L.P., two affiliated investment funds and the two largest stockholders of the Company, owned an aggregate of 4,000,000 shares of Common Stock, or approximately 35.0% of the outstanding shares of Common Stock of the Company. In addition, these stockholders have the right to purchase up to an aggregate of 8,000,000 shares of Common Stock upon the exercise of certain warrants and unit purchase options; upon such exercise, these stockholders would own approximately 61.8% of the outstanding shares of the Company. Accordingly, these stockholders are in a position to influence significantly, and, in the event they exercise their warrants and unit purchase options, to control, the affairs of the Company and matters requiring a stockholder vote, including the election of the Company's directors, the amendment of the Company's charter documents, the merger or dissolution of the Company and the sale of all or substantially all of the Company's assets. See "Recent Developments" and "Selling Stockholders."

      No Manufacturing Capability. The Company currently has no commercial manufacturing capability. Should the Company determine to conduct its own manufacturing, it would necessitate acquiring or developing the facilities, personnel and techniques capable of meeting good manufacturing practice and other commercial standards of the FDA and other federal and state regulatory agencies. To do so would require significant capital expenditures. Alternatively, the Company could seek to enter into contractual arrangements with one or more third party manufacturers, including possibly collaborative arrangements. There can be no assurance that any such third party manufacturer can be identified or, if identified, would meet the Company's requirements for quality, quantity or timeliness, or the requirements of the FDA and other regulatory agencies on a continuing basis, if at all. If the Company is unsuccessful in achieving or maintaining manufacturing capability, whether in-house or otherwise, it will not be able to fulfill its commercialization plans.

      Use of Toxic and Hazardous Materials. The Company's research and development activities involve the controlled use of toxic and hazardous materials, including chemicals, viruses, and radioactive isotopes. Although the Company believes that its safety procedures for handling and disposing of such materials comply with the standards prescribed by state and federal regulations, the risk of accidental contamination or injury from these materials cannot be completely eliminated. In the event of such an accident, the Company could be held liable for any damage that results and such liability could have a material adverse effect on the financial condition of the Company.

      Product Liability Claims and Uninsured Risks. If the Company succeeds in developing its proposed products, it may be exposed to liability resulting from the investigational, clinical and commercial use of such products. Such liability might result from claims made directly by patients, hospitals, clinics or other consumers, or by pharmaceutical companies or others manufacturing such products on behalf of the Company. The Company does not currently have product liability insurance.

There can be no assurance that the Company will be able to obtain or afford such insurance, if applied for, or that any coverage, if obtained, will be adequate to protect the Company against liability.

      No Marketing and Sales Capability. The Company has no experience in marketing, sales or distribution. To market any of its products directly, the Company must develop a marketing and sales force with appropriate technical expertise and supporting distribution capability. Alternatively, the Company may seek to obtain the assistance of a pharmaceutical company with a large marketing system and a large direct sales force. There can be no assurance that the Company will be able to establish marketing and sales capabilities if and when it has a product ready for marketing or be successful in gaining market acceptance for its products or that it will be able to reach agreement with one or more pharmaceutical companies to assist in or to undertake these efforts.

      Uncertainty of Health Care Reimbursement and Potential Legislation. The Company's ability to successfully commercialize its products will depend in part on the extent to which reimbursement for the cost of such products and related treatment will be available from government health administration authorities, private health coverage insurers and other organizations. Significant uncertainty exists as to the reimbursement status of newly approved health care products, and from time to time legislation is proposed which, if adopted, could further restrict the prices charged by and/or amounts reimbursable to manufacturers of pharmaceutical products. The Company cannot predict what, if any, legislation will ultimately be adopted or the impact of such legislation on the Company. Reimbursement from government agencies may become more restricted in the future. Furthermore, there can be no assurance that third party insurance companies will allow the Company to charge and receive payments for its products sufficient to realize an appropriate return on its investment in product development. The Company's potential products represent a new mode of therapy, and the Company expects that the costs associated with purchasing and administering its products will be substantial. There can be no assurance that the Company's proposed products, if successfully developed, will be considered cost effective to third-party payors, that reimbursement will be available or, if available, that the timing and amount of such payors' reimbursement will not adversely affect the Company's ability to sell its products on a profitable basis.

      Loss of Principal Market Maker. The Company has been advised that, on June 21, 1996, A.R. Baron & Co., Inc. ("A.R. Baron"), the Company's principal market maker and the underwriter of the Company's initial public offering in August 1993, ceased its market-making operations and halted stock trading when it became unable to satisfy required capitalization levels. The Company has been further advised that A.R. Baron has filed for bankruptcy and continues to be the subject of certain SEC investigations relating to its past business activities. The termination of A.R. Baron's operations has had a severe and adverse impact on the value of the Company's securities.

      The Company is actively seeking additional market makers for its securities. However, there can be no assurance that the Company will be successful in establishing such relationships.

      To the extent that the Company is unable to establish one or more relationships with other market makers, the value of any of the Company's securities held by an investor could be severely and adversely affected.

      Broker-Dealer Sales of Company Common Stock. The Company's Common Stock is covered by a SEC rule that imposes additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse). For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. This rule may affect the ability of broker-dealers to sell the Company's securities and also may affect the ability of holders of the Common Stock to sell their shares in the secondary market.

      Trading Market. The Common Stock currently trades on the Nasdaq SmallCap Market ("Nasdaq"). There can be no assurance that an active trading market for the Company's securities will be sustained. The absence of an active trading market would reduce the liquidity of one's investment in the Company's securities.

      Possible Delisting from Nasdaq and Market Illiquidity. While the Company's securities meet the current listing requirements of Nasdaq, for continued inclusion on Nasdaq, (i) the Company will have to maintain at least $2,000,000 in total assets and $1,000,000 in capital and surplus, (ii) the minimum bid price of the Common Stock will have to be $1.00 per share, (iii) there must be at least 100,000 shares in the public float, valued in the aggregate at $200,000 or more, (iv) the Common Stock must have at least two active market makers, and
(v) the Common Stock must be held by at least 300 holders.

      If the Company is unable to satisfy Nasdaq's maintenance requirements, its securities may be delisted from Nasdaq. In such event, trading, if any, in the Company's securities would thereafter be conducted in the over-the-counter market in the so-called "pink sheets" or the NASD's "Electronic Bulletin Board." Consequently, the liquidity of the Company's securities could be impaired, not only in the number of securities which could be bought and sold at a given price, but also through delays in the timing of transactions, reduction in security analysts' and the news media's coverage of the Company, resulting in lower prices for the Company's securities than might otherwise be attained and a larger spread between the bid and asked prices for the Company's securities.

      Potential Volatility of Stock Price. There has been significant volatility in the market price of securities of biomedical companies in general. Announcements of technological failures, innovations or new commercial products by the Company or its competitors, developments concerning proprietary rights or public concern as to the safety, efficacy or costs of biomedical products and period to period fluctuations in financial results may have a significant impact on the Company's business and on the market price of the Company's securities.

      Preferred Stock. The Company's Certificate of Incorporation provides that up to 15,000,000 shares of preferred stock may be issued by the Company from time to time in one or more series. The Board of Directors is authorized to determine the rights, preferences, privileges and restrictions granted to and imposed upon any wholly unissued series of preferred stock and to fix the number of shares of any series of preferred stock and the designation of any such series, without any vote or action by the Company's stockholders. The Board of Directors may authorize and issue preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of Common Stock. In addition, the potential issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of the Company, may discourage bids for the Common Stock at a premium over the market price of the Common Stock and may adversely affect the market price of the Common Stock. As of September 23, 1996, 297,000 shares of the Company's Class B Convertible Preferred Stock ("B Preferred Stock") and 60,000 shares of the Company's Class C Convertible Preferred Stock ("C Preferred Stock") were issued and outstanding. In accordance with its terms, such stock has superior rights to the Common Stock in the event of, among other things, a liquidation of the Company.

      Adverse Consequences Associated with Substantial Shares of Common Stock Reserved for Issuance; Registration Rights. As of September 23, 1996, the Company has reserved an aggregate of 17,093,475 shares of Common Stock for issuance upon the exercises of various warrants and options and the conversion of outstanding B Preferred Stock and C Preferred Stock, including: (i) 679,636 shares of Common Stock for issuance upon exercise of the outstanding warrants issued to certain consultants and their designees, (ii) a minimum of 40,000 shares of Common Stock issuable upon the exercise of a warrant held by the New York State Science and Technology Foundation pursuant to a note, (iii) 19,166 shares and 2,526 shares of Common Stock issuable upon the exercise of warrants issued in connection with equipment financings, (iv) 567,122 shares of Common Stock for issuance upon exercise of the Class B Warrants issued in January 1995 resulting from the Bridge Warrant Exchange offer, (v) 680,608 shares of Common Stock for issuance upon exercise of the Class B Warrants issued in April and May 1995 as part of a private placement, (vi) up to 1,656,625 shares issuable upon the exercise of stock options, (vii) 456,923 shares for issuance upon conversion of the B Preferred Stock, based on conversion at such date using the minimum price of $5.00 per share of Common Stock, (viii) 294,363 shares for issuance upon conversion of the C Preferred Stock, based on conversion at such date using a conversion price of $1.50, (ix) 179,975 shares of Common Stock issuable upon the exercise of certain Units contained in the Unit Purchase Option issued to A.R. Baron, the underwriter of the Company's initial public offering, and 359,950 shares of Common Stock issuable upon exercise of the Underwriter Warrants contained in such Units, (x) 57,081 shares of Common Stock issuable upon the exercise of certain Bridge Warrants, (xi) 3,599,500 shares issuable upon the exercise of Class A and Class B Warrants,
(xii) 500,000 shares issuable upon the exercise of warrants held by Yale University and (xiii) an aggregate of 8,000,000 shares for issuance upon the exercise by the Company's largest stockholder of Class C Warrants, unit purchase options and the Class C Warrants contained therein. The C Preferred Stock converts into Common Stock based upon a floating formula which, in the event the price of the Company's Common Stock decreases, would increase the number of shares held in reserve with respect to the C Preferred Stock. Holders of convertible securities are likely to exercise them when, in all likelihood, the Company could obtain additional capital on terms more favorable than those provided by such convertible securities. Furthermore, while the convertible securities are outstanding, they may adversely affect the terms on which the Company could obtain additional capital. Should a significant portion of such convertible securities be exercised, the resulting increase in the amount of the Common Stock in the public market may have the effect of reducing the market price thereof.

      Potential Depressive Effect on Market Price Due to Future Sales of Common Stock. 528,580 of the Company's shares of Common Stock currently outstanding are "restricted securities," as that term is defined in Rule 144, promulgated under the Act. Any substantial sale of restricted securities pursuant to Rule 144 may have an adverse effect on the market price of the Common Stock.

      Cash Dividends Not Likely. The Company has not paid any cash dividends on its Common Stock. For the foreseeable future it is anticipated that earnings, if any, which may be generated from the Company's operations will be used to finance the growth of the Company and that cash dividends will not be paid to holders of Common Stock.

                             SELLING SECURITYHOLDERS

      The following table sets forth as of September 23, 1996, except as otherwise noted: (i) the name of each Selling Securityholder, (ii) the number of shares of Common Stock owned beneficially or of record by such Selling Securityholder and (iii) the number of shares of Common Stock offered by such Selling Securityholder hereunder. No Selling Securityholder will beneficially own more than one percent of the outstanding Common Stock upon consummation of the offering contemplated hereby.

                                        Number of Shares        Number of Shares
                                         of Common Stock        of Common Stock
   Selling Security Holder             Beneficially Owned      Registered Herein
   -----------------------             ------------------      -----------------

The Aries Domestic Fund, L.P.(1)(2)        3,600,000               3,600,000

The Aries Fund, A Cayman Island
Trust(2)(3)                                8,400,000               8,400,000

Aberlyn Capital Management Limited
Partnership(4)                                19,166                   2,500

Cobra Construction                            23,301                  23,301

Steven Finkelstein(5)(6)(7)                  171,000                  81,000

Dave Ganz(5)(7)                               36,000                  36,000

Anthony Imbo(5)(7)                            36,000                  36,000

Salvatore Marasa(5)(7)                        36,000                  36,000

Meyers Pollock Robbins Inc.(5)                30,000                  30,000

Howard Schwartz(5)(6)(7)                     171,000                  81,000

Swartz Investments, L.L.C.(8)                139,636                 139,636

- ----------
(1) Includes 2,400,000 shares of Common Stock issuable upon the exercise of certain warrants and a unit purchase option. See "Recent Developments."
(2) The investment manager of The Aries Fund, A Cayman Island Trust, is Paramount Capital Asset Management, Inc., a Subchapter S corporation ("Paramount Capital") with a sole stockholder. The general partner of The Aries Domestic Fund, L.P. is Paramount Capital. The sole stockholder of Paramount Capital is Lindsay A. Rosenwald. See "Recent Developments."
(3) Includes 5,600,000 shares of Common Stock issuable upon the exercise of certain warrants and a unit purchase option. See "Recent Developments."
(4) Number of Shares of Common Stock Registered Herein consists of shares issuable upon exercise of a warrant to purchase Common Stock at an exercise price of $2.00 per share.
(5) Number of Shares of Common Stock Registered Herein consists of shares issuable upon exercise of warrants to purchase Common Stock at exercise prices of $0.05 and $5.00 per share.
(6) Number of Shares of Common Stock Beneficially Owned includes shares issuable upon exercise of a warrant to purchase Common Stock at an exercise price of $3.00 per share.
(7) The Selling Securityholder is a registered broker with Meyers Pollock Robbins Inc., a Selling Securityholder.
(8) Number of Shares of Common Stock Registered Herein consists of shares issuable upon exercise of a warrant to purchase Common Stock at an exercise price of $3.78 per share.

                              PLAN OF DISTRIBUTION

      The distribution of the Common Stock by the Selling Securityholders may be effected from time to time in one or more transactions for their own accounts (which may include block transactions) on Nasdaq or any exchange on which the Common Stock may then be listed, in negotiated transactions, through the writing of options on shares (whether such options are listed on an options exchange or otherwise), or a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Securityholders may effect such transactions by selling shares of Common Stock to or through broker-dealers, including broker-dealers who may act as underwriters, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Securityholders and/or the purchasers of shares of Common Stock for whom such broker-dealers may act as agent or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). The Selling Securityholders may also sell Common Stock pursuant to Rule 144 promulgated under the Act or pledge shares of Common Stock as collateral for margin accounts, and such shares of Common Stock could be resold pursuant to the terms of such accounts. The Selling Securityholders and any participating brokers and dealers may be deemed to be "underwriters" as defined in the Securities Act.

      In order to comply with certain state securities laws, if applicable, the Common Stock will not be sold in a particular state unless such securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and complied with.

      The Company has agreed to bear all expenses, other than selling commissions and fees, in connection with the registration and sale of the shares of Common Stock being offered by the Selling Securityholders.

                                 USE OF PROCEEDS

      The Company will not receive any proceeds from the sale of the Common Stock being offered hereby. The proceeds from the exercise of warrants, if any, will be received by the Company and will be used for general corporate purposes.

                                  LEGAL MATTERS

      The validity of the shares of Common Stock offered hereby will be passed upon for the Company by Fulbright & Jaworski L.L.P., New York, New York.

                                     EXPERTS

      The financial statements and financial statement schedule of the Company as of September 30, 1995 and 1994 and for each of the three years in the period ended September 30, 1995 and for the period from September 1, 1989 (inception) to September 30, 1995, incorporated by reference in this registration statement, have been incorporated herein in reliance on the report, which includes an explanatory paragraph discussing the substantial doubt about the ability of the Company to continue as a going concern, of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                    PART II

Item 14. Other Expenses of Issuance and Distribution.

      The estimated expenses in connection with this offering are:

      SEC registration fee........................... $ 6,233
      Legal fees and expenses........................  15,000
      Blue Sky fees and expenses.....................  15,000
      Accounting.....................................  12,000
      Miscellaneous..................................   6,767
                                                      -------
      Total   ....................................... $55,000
                                                      =======

      The Company has agreed to bear all expenses, other than selling commissions and fees, in connection with the registration and sale of the shares of Common Stock being offered by the Selling Securityholders in this offering.

Item 15. Indemnification of Directors and Officers.

      Section 145 of the Delaware General Corporation Law permits indemnification of directors, officers and employees of a corporation under certain conditions and subject to certain limitations. Reference is also made to
Section 8 of the Company's Certificate of Incorporation, and Article 8 of the Company's By-Laws, filed as Exhibits 3.1 and 3.2, respectively, to the Registration Statement on Form S-1 (Registration Number 33-63142), as filed with the Commission and declared effective on August 12, 1993, which are hereby incorporated by reference.

Item 16. Exhibits.

5     Opinion of Fulbright & Jaworski L.L.P.

10.1 Form of Second Amendment to License Agreement, dated as of August 29, 1996, by and between the Registrant and Yale University.*

10.2 Form of Common Stock and Warrant Purchase Agreement, dated as of August 30, 1996, by and among the Registrant, The Aries Fund, A Cayman Island Trust and The Aries Domestic Fund, L.P.*

10.3 Consulting Agreement, dated as of July 2, 1996, between the Registrant and Meyers Pollock Robbins Inc.

10.4 Form of Research Agreement, dated July 2, 1996, between the Registrant and Istituto di Ricerche di Biologia Molecolare P. Angeletti.

23.1  Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 5).

23.2  Consent of Coopers & Lybrand L.L.P.

25    Power of Attorney (included on page II-3).

27    Financial Data Schedule.

- --------------
* Incorporated by reference to the Registrant's Current Report on Form 8-K as filed September 18, 1996.

Item 17. Undertakings.

      (a) The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment of this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement of any material change to such information in the registration statement;

            Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

            (2) That, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) of Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) The Registrant hereby undertakes that, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on the 27th day of September, 1996.

                         INNOVIR LABORATORIES, INC.


                         By:/s/ Allan R. Goldberg
                            ---------------------
                            Allan R. Goldberg
                            Chairman of the Board, Chief
                               Executive Officer and Director
                            (Principal Executive Officer)


                         By:/s/ Gary Pokrassa
                            -----------------
                            Gary Pokrassa
                            Vice President, Finance
                            (Principal Financial and Accounting Officer)


                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Allan R. Goldberg and Gary Pokrassa, or either of them, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

      Signature                       Title                        Date
      ---------                       -----                        ----



_________________________           Director
Joseph E. Edelman



/s/ Allan R. Goldberg               Director                 September 27, 1996
- -------------------------
Allan R. Goldberg

      Signature                       Title                        Date
      ---------                       -----                        ----



/s/ Maurice R. Hilleman             Director                 September 27, 1996
- -------------------------
Maurice R. Hilleman



/s/ William T. McCaffrey            Director                 September 27, 1996
- -------------------------
William T. McCaffrey



/s/ Michael S. Weiss                Director                 September 27, 1996
- -------------------------
Michael S. Weiss

                                 EXHIBIT INDEX


Exhibit No.              Exhibit                                          Page
- -----------              -------                                          ----

5                        Opinion of Fulbright & Jaworski L.L.P.
                         regarding legality.

10.1                     Form of Second Amendment to License
                         Agreement, dated as of August 29, 1996,
                         by and between the Registrant and Yale
                         University.*

10.2 Form of Common Stock and Warrant Purchase Agreement, dated as of August 30, 1996, by and among the Registrant, The Aries Fund, A Cayman Island Trust and The Aries Domestic Fund, L.P.*

10.3                     Consulting Agreement, dated as of July
                         2, 1996, between the Registrant and
                         Meyers Pollock Robbins Inc.

10.4                     Form of Research Agreement, dated July
                         2, 1996, between the Registrant and
                         Istituto di Ricerche di Biologia
                         Molecolare P. Angeletti.

23.1                     Consent of Fulbright & Jaworski L.L.P.
                         (included in Exhibit 5).

23.2                     Consent of Coopers & Lybrand L.L.P.

27                       Financial Data Schedule.

* Incorporated by reference to the Registrant's Current Report on Form 8-K as filed September 18, 1996.